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                         CGB&L FINANCIAL GROUP, INC.
                    MANAGEMENT DEVELOPMENT AND RECOGNITION
                           PLAN AND TRUST AGREEMENT


                                  ARTICLE I
                     ESTABLISHMENT OF THE PLAN AND TRUST

     1.1 CGB&L Financial Group, Inc., (the "Company") hereby establishes the Management Development and Recognition Plan (the "Plan") and Trust (the "Trust") upon the terms and conditions hereinafter stated in this Management Development and Recognition Plan and Trust Agreement (the "Agreement").

     1.2 The Trustees hereby accept this Trust and agree to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.

                                  ARTICLE II
                             PURPOSE OF THE PLAN

     2.1 The purpose of the Plan is to retain personnel of experience and ability in key positions by providing such key employees with a proprietary interest in the Company as compensation for their contributions to the Company and its Subsidiaries and as an incentive to make such contributions in the future.

                                 ARTICLE III
                                 DEFINITIONS

     The following words and phrases, when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Whenever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.1 "Bank" means Cerro Gordo Building and Loan, s.b., an Illinois state-chartered savings bank, and its successors and assigns. The Bank, with the consent of the Board, has agreed to participate in this Plan.

     3.2 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, the Recipient's estate.
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     3.3  "Board" means the Board of Directors of the Company.

     3.4  "Committee" means the Committee appointed by the Board pursuant to
Article IV hereof.

     3.5 "Common Stock" means shares of the common stock, $.01 par value per share, of the Company.

     3.6 "Company" means CGB&L Financial Group, Inc., a Bank Holding Company registered under Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, that owns 100% of the Capital Stock of Cerro Gordo Building and Loan, s.b.

     3.7 "Director" means a member of the Board of Directors of the Company or the Bank.

     3.8 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Recipient to perform the work customarily assigned to him. A medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the Recipient's lifetime.

     3.9 "Effective Date" means the date shareholders of the Company approve the Plan.

     3.10 "Employee" means any person who is currently employed by the Company, the Bank or a Subsidiary, including officers.

     3.11. "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.12. "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

     3.13. "Recipient" means an Employee who receives a Plan Share Award under the Plan.

     3.14. "Retirement" means retirement at the Normal or Early Retirement Date as set forth in the Cerro Gordo Building and Loan, s.b., Employee Stock Ownership Plan.

     3.15. "Subsidiary" means any other entity of which the Company is the direct or indirect beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests. A Subsidiary may, with the consent of the Board, agree to participate in this Plan.

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     3.16. "Trustee" means those persons (normally members of the Committee)
nominated by the Committee and approved by the Board pursuant to Sections 4.1 and 4.2 to hold legal title to the Plan assets for the purposes set forth herein.

                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

     4.1 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. Members of the Committee shall not be eligible to receive a Plan Share Award. The Committee shall have the power to interpret and construe the terms and provisions of the Plan or of any Plan Share Award granted hereunder, and all such interpretations and constructions by the Committee shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall appoint one or more individuals (normally from among its members) to act as Trustees in accordance with the provisions of this Plan and Trust and the terms of
Article VIII hereof.

     4.2 ROLE OF THE BOARD. The members of the Committee and the Trustee or the Trustees shall be appointed or approved by the Board. The Board may, in its discretion, from time to time, remove members from or add members to the Committee and may remove, replace or add Trustees. The Board may not revoke any Plan Share Award already made. Members of the Board who are eligible for, or who have been granted, Plan Share Awards may not vote on any matters affecting the administration of the Plan or the grant of Plan Shares or Plan Share Awards (although such members may be counted in determining the existence of the quorum at any meeting of the Board during which actions with regard thereto are taken).

     4.3 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards it grants. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company and its Subsidiaries shall indemnify such member against expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding if the member acted in good faith and in the manner he reasonably believed to be in the best interests of the Company and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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                                  ARTICLE V
                                CONTRIBUTIONS

     5.1 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Company and its Subsidiaries to the Trust established under this Plan. Such amounts shall be paid to the Trust at the time of contribution. No contributions by Employees or Recipients shall be permitted.

     5.2 INVESTMENT OF TRUST ASSETS AFTER CONVERSION. The Trustee shall invest the Trust's assets exclusively in the Company's Common Stock PROVIDED, HOWEVER, that the Trust shall not purchase more than 4% of the total shares of Common Stock issued. Any earnings received with respect to Common Stock held by the Plan shall be held in an interest bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest bearing account on behalf of the individual Recipient.

                                  ARTICLE VI
                         ELIGIBILITY AND ALLOCATIONS

     6.1 ELIGIBILITY. Officers and key management Employees of the Company, the Bank and its Subsidiaries are eligible to receive Plan Share Awards. Non-employee Directors may receive Plan Share Awards only pursuant to Article XI hereof.

     6.2 ALLOCATIONS. The Committee shall determine which of the Employees referenced in 6.1 above will be granted Plan Share Awards and the number of Shares covered by each Award, PROVIDED, HOWEVER, that the number of Shares covered by such Awards may not exceed the number of shares purchased by the Trustee prior to the grant of such Awards, and PROVIDED FURTHER that in no event shall any Awards be made which will violate the Certificate of Incorporation or Bylaws of the Company, the Federal Stock Charter or Bylaws or Plan of Conversion of the Bank, or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, the Committee may determine which of the Employees will be granted additional Plan Shares to be awarded from forfeited Plan Shares. In selecting those Employees to whom Plan Share Awards will be granted and the number of Shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the value of their services to the Company and the Bank and its Subsidiaries, and any other factors the Committee may deem relevant, including the recommendations of the Chairman of the Board.

     6.3 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.2 that a Plan Share Award is to be issued, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Recipient shall be considered the date of

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grant of the Plan Share Award.  The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.4 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 6.1 and 6.2, no Employee shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee, nor shall the salaried Employees as a group have such a right.

                                 ARTICLE VII
                   EARNING AND DISTRIBUTION OF PLAN SHARES
                                VOTING RIGHTS

     7.1 EARNING PLAN SHARES; FORFEITURES. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to an Award shall be earned by a Recipient in five equal annual installments over the first five years after the date of grant, if the Employee remains employed with the Company or a Subsidiary continuously throughout such period, PROVIDED, HOWEVER, that the Committee may provide for a less rapid earnings rate than that set forth herein for all Awards or for any given Award. If the employment of a Recipient is terminated prior to the fifth anniversary (or such later date as the Committee shall determine) of the date of grant of an Award for any reason (except as specifically provided in subsections 7.1(a) and 7.1(b) below), the Recipient shall forfeit the right to earn any shares subject to the Award which have not theretofore been earned. No fractional shares shall be issued.

          (a) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. Notwithstanding the general rule contained in this Section, Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Company or a Subsidiary terminates due to Death or Disability, or any part of such Award that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment with the Company or a Subsidiary.

          (b) REVOCATION FOR MISCONDUCT. Notwithstanding anything herein to the contrary, the Board may, by resolution, immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, in the case of an Employee or Director who is discharged from the Company or a Subsidiary for cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which results in a material loss to the Company or its Subsidiaries, or final cease and desist order.

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     7.2  DISTRIBUTION OF PLAN SHARES.  Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as is practicable after a Plan Share Award is earned pursuant to Section 7.1. All Plan Shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable.

     7.3 VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a stockholder with respect to any Plan Shares covered by a Plan Share Award prior to the time said Plan Shares are actually distributed to him. When cash dividends are paid with respect to Plan Shares allocated to a Recipient, such Recipient shall be entitled to receive an amount equal to such cash dividend. Stock dividends with respect to shares allocated to a Recipient shall be distributed when the Plan Shares with respect to which they are declared are so distributable.

                                 ARTICLE VIII
                                    TRUST

     8.1 TRUST. The Trustees shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

     8.2 MANAGEMENT OF TRUST. It is the intent of this Plan and Trust that the Trustees shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust in Common Stock to the fullest extent practicable, except to the extent that the Trustees determined that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

          (a) To invest up to 100% of all Trust assets in Common Stock of the Company without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust and Common Stock shall be newly issued shares, Treasury shares or shares purchased by the Plan in the open market.

          (b) To invest any Trust assets not otherwise invested in accordance with (a) above in such savings accounts, deposits and certificates of deposit (including those issued by the Company or a Subsidiary), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

          (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

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          (d)  To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

          (e) To hold cash without interest in such amounts as may be, in the opinion of the Trustees, reasonable for the proper operation of the Plan and Trust.

          (f) To employ brokers, agents, custodians, consultants and accountants.

          (g) To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representations as they may deem desirable.

          (h) To hold funds and securities representing the amounts to be distributed, to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

     Notwithstanding anything herein contained to the contrary, the Trustees shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

     8.3 RECORDS AND ACCOUNTS. The Trustees shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

     8.4 EARNINGS. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to shares of Common Stock shall be allocated to accounts for Recipients, if such shares are the subject of outstanding Plan Share Awards, or, otherwise to a reserve established by the Plan.

     8.5 EXPENSES. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company and its Subsidiaries.

     8.6 INDEMNIFICATION. The Company and its Subsidiaries shall indemnify, defend and hold the Trustees harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustees' powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

                                  ARTICLE IX

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                              COMPANY INSOLVENCY

     9.1 PAYMENT CESSATION. The Trustee shall cease payment of benefits to Plan Recipients and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of the Trust if: (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     9.2 GENERAL CREDITORS. At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Holding Company under federal and state law as set forth below.

          (a) The Board shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Recipients or their beneficiaries.

          (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Recipients or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust shall in any way diminish any rights of Plan Recipients or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (d) The Trustee shall resume the payment of benefits to Plan Recipients or their beneficiaries only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     9.3 PAYMENT RESUMPTION. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
Section 9.1 and subsequently resumes such payments, the first payment following the discontinuance shall include the aggregate amount of all payments due to Plan Recipients or their beneficiaries under the terms of the Plans for the period of the discontinuance, less the aggregate amount of any payments made to Plan Recipients or their beneficiaries by the Company in lieu of the payments provided for hereunder during the period of discontinuance.

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                                  ARTICLE X
                                MISCELLANEOUS

     10.1 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time, amend or terminate the Plan. The power to amend or terminate shall include the power to direct the Trustees to return to the Company or the Bank all or any part of the assets of the Trust, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Employees to whom they are allocated.

     10.2 NONTRANSFERABLE. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient and, during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.3. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Company or any Subsidiary be subject to any claim for benefits hereunder.

     10.3 EMPLOYMENT RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustees, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Company, the Bank or a Subsidiary.

     10.4 GOVERNING LAW. The Plan and Trust shall be governed by the laws of the State of Illinois.

     10.5 TERM OF PLAN. This Plan shall remain in effect until the earlier of: (1) termination by the Board of Directors; (2) the distribution to Recipients, Beneficiaries, the Company or the Bank of all assets of the Trust; or (3) 21 years from the Effective Date. Termination of the Plan shall not, unless expressly specified, affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been paid, or by their terms expire or are forfeited.

                                  ARTICLE XI
                           OUTSIDE DIRECTOR AWARDS

     Each non-Employee Director on the Effective Date shall be granted a Plan Share Award equal to ______________ shares, subject to availability, to vest in five equal annual installments beginning with the first anniversary of the Effective Date.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, all on this ______ day of _________________________, 199____.


                                   CGB&L FINANCIAL GROUP, INC.



                                   By:  ________________________________

                                   Its: ________________________________


ATTEST:



___________________________

Its: Secretary


     IN WITNESS WHEREOF, the following members of the Committee execute this Agreement, in their individual capacities, as Trustees, accepting and binding themselves to undertake and perform the obligations and duties of the Trustees hereunder and consenting to the foregoing Plan and Trust Agreement.

                                   By:  ________________________________
                                             (Member)


                                   By:  ________________________________
                                             (Member)


                                   By:  ________________________________
                                             (Member)

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